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                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                        SCIENTIFIC FUEL TECHNOLOGY, INC.
                              A NEVADA CORPORATION
                                      INTO
                         VERTICAL COMPUTER SYSTEMS, INC.
                             A DELAWARE CORPORATION
      (PURSUANT TO SECTION 78.457 OF THE NEVADA REVISED STATUTES & SECTION
                   253 OF THE DELAWARE GENERAL CORPORATE LAW)


VERTICAL COMPUTER SYSTEMS, INC., a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated in the State of Delaware pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Scientific Fuel Technology, Inc., a Nevada corporation.

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 26th day of April, 2000, determined to merge into itself Scientific Fuel Technology, Inc.
on the conditions set forth in such resolutions:

         RESOLVED: That Vertical Computer Systems, Inc. merge into itself its wholly-owned subsidiary, Scientific Fuel Technology, Inc., and assume all of said subsidiary's liabilities and obligations;

         FURTHER RESOLVED: That the President and the Secretary of the Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge Scientific Fuel Technology, Inc. into this Corporation and to assume the subsidiary's liabilities and obligations on the date of adoption thereof and to file the same in the offices of the Secretary of States of Delaware and Nevada.

         IN WITNESS WHEREOF, Vertical Computer Systems, Inc. has caused its corporate seal to be affixed and this certificate to be signed by Richard Wade, its authorized officer, this 27th day of April, 2000.



                                                 VERTICAL COMPUTER SYSTEMS, INC.



                                                 BY:
                                                     ---------------------------
                                                       Richard Wade, President